SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported): February 16, 2001



                             RGS ENERGY GROUP, INC.
             (Exact name of Registrant as specified in its charter)


  New York                          0-30338                 16-1558410
  --------                          -------                 ----------
(State or other                   (Commission               (I.R.S. Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


                                 89 East Avenue
                               Rochester, NY 14649
          (Address of principal executive offices, including zip code)


                                 (716) 771-4444
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

     On February 20, 2001, RGS Energy Group, Inc., a New York corporation ("RGS"), announced that it had entered into an Agreement and Plan of Merger, dated as of February 16, 2001 (the "Merger Agreement"), with Energy East Corporation, a New York corporation ("Energy East"), and Eagle Merger Corp., a New York corporation and a wholly owned subsidiary of Energy East ("Merger Sub"), pursuant to which RGS will be merged with and into Merger Sub (the "Merger"). As a result of the Merger, each outstanding share of RGS common stock will be converted into the right to receive cash or Energy East common stock or a combination of cash and Energy East common stock. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     On February 20, 2001, RGS and Energy East issued a press release relating to the Merger Agreement and the related transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Certain Information Concerning Participants

     RGS and certain other individuals named below may be deemed to be participants in the solicitation of proxies from RGS stockholders. The participants in the solicitation may include the directors of RGS: Angelo J. Chiarella, Allan E. Dugan, Mark B. Grier, Susan R. Holliday, Jay T. Holmes, G. Jean Howard, Samuel T. Hubbard, Jr., Cleve L. Killingsworth, Jr., Roger W. Kober, Cornelius J. Murphy, Charles I. Plosser and Thomas S. Richards; the following executive officers of RGS: Michael J. Bovalino (Senior Vice President), David C. Heiligman (Secretary), Mark Keogh (Treasurer), William J. Reddy (Controller), Thomas S. Richards (Chairman, President and Chief Executive Officer), Michael T. Tomaino (Senior Vice President and General Counsel) and Paul C. Wilkens (Senior Vice President); and the following other employees of
RGS: Mark J. Graham (Manager, Investor Relations) and Michael A. Power (Corporate Spokesperson). Collectively, as of January 1, 2001, none of the foregoing individuals beneficially owned, individually or in the aggregate, more than 1.0% of the outstanding shares of RGS common stock. Stockholders may obtain additional information regarding the interests of the directors and executive officers of RGS by reading the joint proxy statement/prospectus when it becomes available.

Item 7.  Financial Statements and Exhibits

        (c)  Exhibits

              2.1 Agreement and Plan of Merger, dated as of February 16, 2001, by and among RGS Energy Group, Inc., Energy East Corporation and Eagle Merger Corp.

             99.1               Press release issued by RGS Energy Group, Inc.
                                and Energy East Corporation on February 20,
                                2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, RGS Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RGS ENERGY GROUP, INC.


Date:    February 20, 2001                  By:  /S/ William J. Reddy
                                                ------------------------
                                                 Name:  William J. Reddy
                                                 Title: Controller


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                                  EXHIBIT INDEX

Exhibit
   No.      Description
--------    --------------

 2.1 Agreement and Plan of Merger, dated as of February 16, 2001, by and among RGS Energy Group, Inc., Energy East Corporation and Eagle Merger Corp.

99.1 Press release issued by RGS Energy Group, Inc. and Energy East Corporation on February 20, 2001.